Exhibit 99.1

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080 Fax (248) 281-0940 30600 Telegraph Road, Suite 2175 Bingham Farms, MI 48025-4586 www.maddoxungar.com

November 6, 2008

Pioneer Consulting Group, Inc.
Attn.: Matthew Marcus
2840 Hwy 95 Alt S #7
Silver Springs, NV 89429

Sent via email

Dear Mr. Marcus:

Effective immediately, the CPA firm of Maddox Ungar Silberstein, PLLC is resigning as independent auditor for Pioneer Consulting Group, Inc. We suggest that you promptly begin looking for a new independent auditor.

We have had no disagreements with Company management over accounting issues or accounting policies.

We wish you the best of luck in the future.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC